EXHIBIT 99.1

FatBrain Acquires UK-based Forecasting Innovator Predictive Black To Help SMEs Optimize Cash Management

NEW YORK, NY / ACCESSWIRE / November 15, 2022 / FatBrain AI (LZG International, Inc., OTCQB:LZGI), the leader in powerful and easy-to-use artificial intelligence (AI) solutions for star enterprises of tomorrow (some call SMEs), has acquired Predictive Black Ltd, a UK-based innovator of real-time cash management, financial insights, and business wellness for SMEs.

The Predictive Black SaaS platform delivers to SMEs personalized forecasts for revenue, costs and cash, innovating the global $135B+ open banking market. It works by securely connecting, aligning and continuously scoring the clients’ financial signals from banking data, accounting software (e.g., Xero, QuickBooks), revealing insights within the context of specific sector and market dynamics. Within minutes, Predictive Black subscribers gain visibility into their cash, revenues, and forecasts with easy-to-use, peer intelligence dashboards organized by relevant, adjacent product and service sectors, by postal code.

"Maximizing cashflow across growth needs, product mix and pricing demands is a hard problem for most businesses, and especially SMEs," said Peter B. Ritz, co-founder and CEO of FatBrain AI. "With the Predictive Black subscription, any businesses can quickly and easily wargame critical decisions on price, product and revenue cycles. Play out the worst to best scenarios and optimize for profit – all while grounded within the context of outcome dynamics realized by their market peers.”

"We take the hassle and stress out of financial forecasting, giving all businesses quantitative confidence over their financial future,” said Zitah McMillan, CEO and co-founder of Predictive Black, emerita member of the executive committee for the UK Financial Conduct Authority and international unit CEO for Dollar Financial. “Connecting and aligning relevant data signals to reveal actionable insights drives advantages at multiple levels as part of our extended enterprise go-to-market (GTM). That is, our regional, national and multi-national banking GTM partners are motivated to distribute Predictive Black SaaS to thousands of their SME customers, enabling accelerated credit delivery, risk selection and risk appetite optimization. In turn, SMEs get growth capital and Predictive Black peer intelligence insights faster. Together, the framework enables policy makers at the regional, national and multinational levels with greater clarity and visibility for attainable, growth-boosting, responsible regulation.”

About FatBrain AI (LZG International, Inc., OTCQB:LZGI):

FatBrain AI provides powerful and easy-to-use AI solutions to empower the star enterprises of tomorrow (SMEs) to grow, innovate, and drive the majority of the global economy. FatBrain's AI 2.0 technologies and advanced data services transform continuous learning, narrative reasoning, cloud and blockchain technologies into auditable, explainable and easy to integrate AI solutions. FatBrain's subscription model allows all companies to deploy its advanced AI solutions quickly and easily, securely utilizing them on premises behind their firewalls or via cloud.

For more information, please visit: https://www.fatbrain.ai

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About Predictive Black Ltd:

Predictive Black was founded in 2019 to make financial decision making easier for SMEs of all sizes. Starting with the principle that forecasts using only internal data are flawed, Predictive Black created a cross-industry analysis using high-level and deep-sector data to underpin forecasts for their clients. The platform connects to third party data securely and continuously reveals and refines relevant data connections into insights. Predictive Black is a regulated entity in the UK by the Financial Conduct Authority, a member of the UK Open Banking ecosystem, winner of a UK Innovate Grant, and an alumni of the Creative Destruction Lab, Oxford University.

For more information, please visit https://predictiveblack.com

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on September 13, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are based entirely on management's best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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